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                                                                   EXHIBIT 10.5


                         PLASTIC PALLET PRODUCTION, INC.
                              1607 COMMERCE STREET
                                DALLAS, TX 75208
                                 LEASE AGREEMENT


THIS LEASE AGREEMENT, made and entered into this fifth day of April 1999, by and between Onward, L.L.C., hereinafter referred to as "Lessor," and Plastic Pallet Production, Inc., hereinafter referred to as "Lessee".

WITNESSETH:
WHEREAS, Lessor owns the following described real estate and premises situated in Cleveland County, Oklahoma, to wit:

                                1607 W. Commerce
                                Dallas, TX 75208

and is entitled to lease same, and,

WHEREAS, the said real estate property is improved and there is situated thereon an office building.

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties hereinafter set forth, to be faithfully kept and performed by them, it is hereby mutually understood, covenanted and agreed as follows:

                                 PROPERTY LEASED

This lease shall cover the space known as 73,400 sq. ft. shop area at 1607 W. Commerce Street, Dallas, TX 75208.

                                  TERM OF LEASE

This lease shall be for a term of one (1) year and, which term shall begin on the first day of the month of April, 1999. Same shall not be renewed or extended except in accordance with the provisions hereof.

                                RENTAL PROVISIONS

As consideration for the leasing of said premises and occupancy thereof, Lessee hereby agrees to pay Lessor the sum of Twelve Thousand, Two Hundred, Thirty-four Dollars and 83/100 ($12,234.83) per month payable in advance in cash or by check on the first day of each month.

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                      ALTERATIONS, REPAIRS AND MAINTENANCE
                         OF CONSISTENT DECORATING SCHEME

Lessee agrees to keep and maintain the leased premises neat and in as good condition, order and state of repair as at the beginning of the lease term, save and except the usual wear and tear and depreciation. Lessee shall pay for the cost of any repairs to the building where the leased premises is located made necessary by the negligence of the Lessee, or by agents, servants, employees, or invitees of Lessee.

Due to the unique character of the building, Lessee shall not be permitted to make alterations, changes or improvements on the leased premises without the prior written permission of Lessor. No alterations, change or improvement shall be made without the prior written approval of Lessor. If in the opinion of the Lessor, Lessee shall allow the leased premises to become disorderly Lessor shall notify the Lessee in writing and if Lessee fails to cure such defect within 30 days, Lessee shall be in default hereunder.

No work shall be done on the premises without approval of Lessor and only Lessor's approved contractors and tradesmen shall perform the work. If artwork or other items are placed on the walls, then the Lessee shall be responsible for the cost incurred by the Lessor to paint and repair the walls at the end of the lease term.

                            NO ASSIGNMENT OR SUBLEASE

Lessee shall not assign this lease, nor shall Lessee sublet the premises or any part thereof, without the prior written approval of Lessor.

                                  SUBORDINATION

This lease shall be subordinate to any mortgage that may hereinafter be placed upon the premises and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Lessee shall upon written demand by Lessor, execute and deliver such instruments as may be required at any time and from time to time to subordinate the rights and interest of Lessee under this lease to the lien of any mortgage placed upon the leased premises or upon the real property of which the leased premises are a part, at any time and from time to time, whether before or after the commencement of this lease during the term thereof.

                                   FIRE CLAUSE

If the building where the leased premises are located shall, during the term of this lease, be so damaged by fire, storm, tornado or explosion as to substantially destroy either the leased premises or the building where the leased premises are located, then Lessor shall have the option either to terminate the lease, or to rebuild and restore the premises to good and tenantable conditions for the Lessee's occupancy. In the event Lessor elects to terminate the lease under such circumstance, then Lessee shall vacate the leased premises and shall be under no further obligation for the payment of rental. In the event Lessor elects to restore and rebuild the building and premises, then the rental shall be abated proportionately for the period of time that the


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Lessee is deprived of possession which such rebuilding and repair is being accomplished. In the event damage shall occur to the building from such fire or other hazard during the term of this lease, and if the same does not result in the substantial destruction of either the leased premises or the building where the leased premises are located then the Lessor shall be obligated to restore the leased premises to good, serviceable, and tenantable condition, equal to the condition of the leased premises immediately prior to such damage, and under such circumstances, Lessee shall be entitled to a just and proportionate reduction in the rental until the leased premises has been restored and put in such pre-existing condition.

                            UTILITIES AND MAINTENANCE

Lessee shall pay all bills for light, heat, water and power furnished to the leased premises. Lessee shall provide, and pay for the janitorial service for leased premises. Lessee shall pay his telephone bills and all other bills.

                         TAXES, INSURANCE AND INDEMNITY

Lessor shall pay all ad valorem and other taxes assessed against the above described building and leased premises during the term of the lease; provided, Lessee shall pay all taxes upon all of Lessee's personal property located on the leased premises.

Lessor shall carry and maintain such fire and extended coverage insurance on the building, fixtures and leased premises as Lessor may determine advisable, at the expense of the Lessor, and in the event of any loss or destruction, all of the proceeds of any such policy of insurance shall be payable to the Lessor alone.

Lessee shall carry such insurance as Lessee may deem advisable, at the expense of Lessee, on any and all improvements, stock, merchandise, fixtures or other personal property of Lessee contained in the building, and the proceeds of any loss thereunder shall be payable to Lessee alone.

In the event any activity of Lessee or any approve improvement made by Lessee to the leased premises results in an increased fire insurance rate, then in addition to the above stipulated rental, the Lessee shall pay the increase in the fire insurance premiums caused by such activity, change or improvement.

During the term hereof, Lessee shall maintain in full force and effect at all times, for the benefit of Lessee and Lessor, as their respective interest may appear, public liability and property damage insurance issued by a fully qualified insurance company or companies for the leased premises, with limits of at lease $100,000.00 with respect to death of or injury to any one person, $300,000.00 with respect to death of injury in any one accident, and $100,000.00 with respect to loss or destruction of or damage to property. Lessee, shall, upon request, furnish to Lessor appropriate certificates of each insurance. Lessee hereby indemnifies and agrees to hold Lessor harmless from any and all costs, including attorney's fees, loss, damage or expense arising out of death of or injury to persons, or loss of or damage to property in connection with the occupancy of the leased premises by Lessee. Lessor shall not be liable for damage to any of Lessee's


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property located in the leased premises caused by fire, burst, stopped or leaking water, gas, plumbing fixtures or sewer pipes or from any failure to properly deliver any utility service to the lease premises, unless it be shown that Lessor shall have been guilty of gross negligence.

It is understood and agreed that Lessee intends to use the premises for manufacturing. No other business or occupation shall be conducted hereon without the prior written consent of Lessor. Any business of any kind operated upon the premises shall be in accordance with all applicable ordinances and statutes.

                                DEFAULT BY LESSEE

In the case of default by Lessee in the performance of any promise, covenant or agreement contained in this lease or in case of a violation of any of the rules and regulations hereafter promulgated by Lessor, and should Lessee fail to remedy such default or violation within ten (10) days after mailing a written notice to Lessee, the Lessor may terminate this lease, re-enter the demised premises and remove all persons therefrom and store all personal property found therein at the expense of Lessee without being deemed guilty of trespass and without prejudice to any remedies for back rent or other breaches of this agreement, or the Lessor after reassuming possession endeavor to re-let the premises for the remainder of the unexpired term at the best rent available for the account of Lessee who shall remain liable for any deficiency.

                                    SURRENDER

At the expiration of the term of this lease, or upon any sooner termination thereof, the Lessee herein shall remove all of his goods, wares, merchandise, furniture and fixtures from the leased premises, and will peaceably yield unto the Lessor the said leased premises in as good order, repair and condition as when delivered by Lessor, ordinary wear and tear and damage by the elements alone excepted. Lessee must repair any holes or other damage left after removal of any items owned by Lessee. All improvements made to the leased premises shall belong to Lessor and may not be removed by Lessee.

                                 ATTORNEY'S FEES

Should either party hereto institute any action or proceeding in court to enforce any provisions hereof or for damage by reason of alleged breach of any provisions of this lease or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable as attorney fees for the services rendered to the party ultimately prevailing in any such action or proceeding.

                              PROTECTION FROM LIENS

Lessee shall keep the demised premises at all times during the term hereof free of Mechanic's Liens and Materialman's Liens or other liens of like nature other than liens created or claimed by reason of any work done by or at the instance of Lessor, and Lessee shall at all times fully protect and indemnify Lessor against all such liens or claims which may ripen into liens and


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against all attorney's fees and other costs and expenses growing out of or incurred by reason of or on account of any such claim or lien.

                                     NOTICES

All demands and notices of any kind which are permitted or required to be given hereunder shall be deemed duly given when deposited in the United States mail, postage prepaid, properly addressed and certified (with return receipt requested) in the case of notice by Lessee, to Lessor at 2500 South McGee Ste. 147, Norman, OK 73072, and in case of notice by Lessor to Lessee at 1607 W. Commerce Street, Dallas, TX 75208. Either party may at any time and from time to time designate a different address by advising the other party thereof in writing, following which the address so designated shall be deemed to be the address of the party giving such advice, for the purpose hereof.

                                 LIEN OF LESSOR

To secure the performance of all obligations due and owing from Lessee to Lessor hereunder, including the payment of rent, Lessor shall have and is hereby given a lien upon all furniture, fixtures, goods, wares and merchandise owned by the Lessee situated in or upon the demised premises.

                                ACCESS BY LESSOR

Lessee shall permit Lessor and its agents to enter upon the leased premises at any reasonable time for the purpose of inspecting same, or for the purpose of maintaining the building in which the leased premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of the building.

                              RULES AND REGULATIONS

Lessee agrees to comply with the Rules and Regulations which Lessor may from time to time prescribe in regard to the care and cleanliness of the building and grounds where the leased premises are located and in regard to the comfort and convenience of other occupants of said building. Lessor's Rules and Regulations regarding the cleanliness and orderliness of the building and grounds and the Rules and Regulations relating to the consistent decorating scheme are final. After notice and thirty (30) days to cure, if the Lessee is not in compliance with the Rules and Regulations, the Lessee will be in default of the lease. The Rules and Regulations are at the discretion of the Lessor and may change at any time.

                                 BINDING EFFECT

This lease shall be for the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, devisees successors and assigns.


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IN WITNESS WHEREOF, the parties have executed this lease the day and year first above written.


                                      Onward, L.L.C.

                                      By:      /s/ Paul A. Kruger
                                         -------------------------------------
                                               Manager

                                      Plastic Pallet Production:

                                      By:      /s/ Michael John
                                         -------------------------------------













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                              [ONWARD, L.L.C. LOGO]



April 8, 1999

Plastic Pallet Production, Inc.
1607 Commerce Street
Dallas, TX 75209

Dear Sirs,

Onward, L.L.C. grants to Plastic Pallet Production, Inc. for a period of three
(3) years following the closing date April 5, 1999, the option to repurchase 1607 Commerce Street, Dallas, TX 75209. This option is valid only for Plastic Pallet Production, Inc. and may not be assigned, pledged or granted. The purchase price of the property under this option is $2,700,000.00. All expenses to be paid for by Plastic Pallet Production, Inc.

Sincerely,
/s/ Paul A. Kruger

Paul A. Kruger

PAK/jb









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